Exhibit 99.1
For further information, contact:
Ashley M. Ammon
Integrated Corporate Relations for TRM Corporation
Office: (203) 682-8200
TRM Corporation To Announce Fourth Quarter And Full Year 2006 Financial Results
PORTLAND, Oregon, May 18, 2007 (PR Newswire) — TRM Corporation (NASDAQ: TRMM) today announced that it will release fourth quarter and full year 2006 financial results on Tuesday, May 22, 2007 after the close of the market. The Company will hold a conference call that day at 5:00 p.m. EDT. Conference call dial-in numbers are forthcoming.
About TRM Corporation
TRM Corporation is a consumer services company that primarily provides convenience ATM services in high-traffic consumer environments. TRM’s ATM customer base is widespread, with retailers throughout the United States. TRM operates the second largest non-bank ATM network in the United States.
FORWARD LOOKING STATEMENTS
Statements made in this news release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, such as consumer demand for our services; access to capital; maintaining satisfactory relationships with our banking partners; technological change; our ability to control costs and expenses; competition and our ability to successfully implement our planned growth. Additional information on these factors, which could affect our financial results, is included in our SEC filings. Finally, there may be other factors not mentioned above or included in our SEC filings that could cause actual results to differ materially from those contained in any forward-looking statement. Undue reliance should not be placed on any forward-looking statement, which reflects management’s analysis only as of the date of the statement. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.
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